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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[_]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

          Knape & Vogt Manufacturing Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, Michigan 49505

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 15, 2004

        The Annual Meeting of Shareholders of Knape & Vogt Manufacturing Company will be held at the Donnelly Conference Center, Aquinas College, 157 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 15, 2004, at 11:30 a.m., local time, for the following purposes:

1. To elect three individuals to the Board of Directors for terms expiring in 2007.

2. To transact such other business as may properly come before the meeting.

        Shareholders of record at the close of business August 27, 2004, will be entitled to vote at the meeting.

        Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

Dated: August 30, 2004
Grand Rapids, Michigan

William R. Dutmers Chairman and Chief Executive Officer

Dated: August 30, 2004

KNAPE & VOGT MANUFACTURING COMPANY
2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held October 15, 2004

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the shareholders of Knape & Vogt Manufacturing Company in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at the Donnelly Conference Center, Aquinas College, 157 Woodward Lane, S.E., Grand Rapids, Michigan, on Friday, October 15, 2004, at 11:30 a.m., local time. The Annual Meeting is being held for the purpose of electing three directors and transacting such other business as may properly come before the meeting.

        If a proxy in the form distributed by the Company’s Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of the nominees named by the Board of Directors.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.

        Holders of the Company’s Common Stock should complete an accompanying white proxy, and holders of the Company’s Class B Common Stock should complete an accompanying blue proxy.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        On August 27, 2004, the record date for determination of the shareholders entitled to vote at the Annual Meeting, there were outstanding 2,339,617 shares of Common Stock of the Company, each having one vote per share and 2,177,488 shares of Class B Common Stock, each having ten votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share-for-share basis into Common Stock. The Common Stock is entitled to elect, as a class, one quarter (rounded up) of the directors to be elected at each election of directors. The Common Stock and the Class B Common Stock vote together in the election of the remaining director nominees. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

        The following table sets forth, as of July 31, 2004, information concerning persons known to management who may be deemed to be the beneficial owners of more than five percent of either class of the Company’s stock.

	Amount and Nature of Beneficial Ownership		Percent of Each Class Stock		Percent of Common Equity
Name and Address of Beneficial Owner	Common	Class B	Common	Class B
Knape & Vogt Manufacturing Company Profit
Sharing Plan and Knape & Vogt Manufacturing
Company Pension Plan
2700 Oak Industrial Drive, N.E
Grand Rapids, MI 49505-6083	-	284,637	-	13.03%	6.30%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401	127,473	-	5.47%	-	2.82%

(1)     284,637 shares of Class B Common Stock are held by Fifth Third Bank, as trustee of the Company’s pension and profit sharing plans, of which Company directors William R. Dutmers, Robert J. Knape and Gregory Lambert, as the members of the Profit Sharing and Pension Committee, share voting and dispositive power.

(2)     Information provided by Dimensional Fund Advisors, Inc. (“Dimensional”) on the Form 13G filed on December 31, 2003 indicates that Dimensional has sole voting and dispositive power as to 127,473 shares of Common Stock.

        Five of the Company’s directors, William R. Dutmers, John E. Fallon, Richard S. Knape, Robert J. Knape and Michael J. Kregor are related. They are grandchildren or great grandchildren of the Company’s founder, John Knape (1863-1914). John Knape had seven children and these individuals, their families and their descendants (the “Knape Family”) at July 31, 2004, owned 1,855,038 shares (84.92%) of the outstanding Class B Common Stock and 124,413 shares (5.32%) of the outstanding Common Stock, for approximately 77.28% of the total voting power of the Company. The Company believes Knape Family members owning at least a majority of the Company’s outstanding Class B Common Stock have an understanding that before taking any significant action with regard to their Company stock, they will consult with one or more of the directors of the Company and inform such director or directors of their proposed action and reasons for such action. This understanding among Knape Family members, coupled with the fact that four of the seven branches of the Knape Family are represented on the Board of Directors, could result in the Knape Family members taking a united position in response to attempts to acquire control of the Company through tender offers or proxy contests and, accordingly, could result in the Knape Family members effectively blocking any such attempts. However, there is no assurance that such united action would be taken.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table shows, as of July 31, 2004, the number of shares beneficially owned by each of the named executives in the executive compensation tables of this proxy statement and by all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership		Percent of Each Class of Stock		Percent of Common Equity
Name of Beneficial Owner	Common(1)	Class B(1)	Common	Class B
William R. Dutmers	138,386	39,498	5.9	1.8	3.9
Leslie J. Cummings	4,114	-	*	*	*
Scott Royal-Ferris	-	-	*	*	*
Raymond N. Watson	-	-	*	*	*

All executive officers and
directors as a group (11 persons)	160,878	210,976	6.9	9.7	8.2

*	Denotes ownership of less than one percent.
(1)

This table includes the following shares of Common Stock subject to acquisition within sixty (60) days pursuant to the exercise of outstanding stock options: William R. Dutmers – 116,089 shares and Leslie J. Cummings 2,939 shares. This table does not include 284,637 shares of Class B Common Stock held by Fifth Third Bank referenced in Note (1) under “Voting Securities and Principal Shareholders,” of which William R. Dutmers, Robert J. Knape and Gregory Lambert, as members of the Pension and Profit Sharing Committee, share voting and dispositive powers.

DIRECTORS AND NOMINEES

        The Company’s Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. Three individuals have been nominated for election to the Board to serve three-year terms expiring at the 2007 Annual Meeting of Shareholders. The Board of Directors has nominated the following individuals for election to the Company’s Board of Directors: Thomas A. Hilborn and Robert J. Knape, to be elected by the Class B Common Stock and Common Stock voting together as a class; and Christopher Norman, to be elected by the Common Stock voting as a class.

        Holders of Common Stock should complete the accompanying white proxy, and holders of Class B Common Stock should complete the accompanying blue proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors. The following pages of this Proxy Statement contain more information about the nominees.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the individual who receives the greatest number of votes cast by the holders of the Company’s Common Stock, voting as a class, will be elected as a director, and the individuals who receive the greatest number of votes cast by the holders of Common Stock and Class B Common Stock, voting together, will be elected as a director. The Company will tabulate votes cast at the meeting and submitted by proxy.

        If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote for the election of the persons nominated by the Board.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

        The content of the following table is based upon information furnished to the Company by the directors and nominees as of July 31, 2004.

				Amount and Nature of Beneficial Ownership		Percent of Class
Name	Age	Principal Occupation (for more than 5 years unless otherwise noted)	Year First Became Director	Common	Class B(1)	Common	Class B	Percent of Common Equity

		Nominees for Election as Directors for Terms Expiring in 2007 Nominee for Election by Holders of Common Stock

Christopher Norman	56	Retired Executive	2001	-	-	-	-	-
(B)		Officer, Herman Miller,
		Inc.(2)

		Nominee for Election by
		Holders of Common Stock
		and Class B Stock

Thomas A. Hilborn	50	Vice President,	1999	44,400	-	1.9	-	1.0
(C),(D),(G)		Continental Structural
		Plastics (3)

Robert J. Knape	45	Senior Project Manager of	1999	4,100	10,005	*	*	*
(E),(F),(G)		the Company (4)

		Directors Whose Terms
		Expire in 2006

Gregory Lambert	57	Vice President of	1999	2,550	-	*	-	*
(B),(D),(E)		Administration and Chief
		Financial Officer,
		National Heritage
		Academies (5)

John E. Fallon	81	Private Investor	1969	-	107,475	*	4.9	2.4
(A),(B),(C),(F)		Spring Lake, MI

		Directors Whose Terms
		Expire in 2005

Michael J. Kregor	52	Vice President - Global	1996	11,522	12,912	*	*	*
(G)		Accounts, Griffith
		Laboratories, Alsip, IL
		(6)

William R. Dutmers	48	Chairman of the Board of	1996	138,386	39,498	5.9	1.8	3.9
(A),(E)		Directors and Chief
		Executive Officer of the
		Company (7)

Richard S. Knape	78	Private Investor	1986	2,395	41,086	*	1.9	1.0
(A),(C),(D),(F)		Grand Rapids, MI

*	Denotes ownership of less than one percent.
(A)	Member Executive Committee
(B)	Member Audit Committee
(C)	Member Nominating and Corporate Governance Committee
(D)	Member Executive Compensation Committee
(E)	Member Profit Sharing and Pension Committee
(F)	Member Charitable Contributions Committee
(G)	Member Long Range Planning Committee
(1)

This table does not include 284,637 shares of Class B Common Stock referenced in Note (1) under “Voting Securities and Principal Shareholders,” of which William R. Dutmers, Robert J. Knape and Gregory Lambert, as members of the Pension and Profit Sharing Committee, share voting and dispositive power.

(2)

Christopher Norman retired from Herman Miller, Inc. in 2001. He had most recently served as the Executive Vice President of Order Fulfillment and Information Technology. Prior to January 1998 he served as the President of Miller SQA, a wholly owned subsidiary of Herman Miller, Inc. Herman Miller, Inc. designs and manufactures office furniture.

(3)

Thomas A. Hilborn has served as the Vice President of Continental Structural Plastics since April 1990. Continental Structural Plastics is a structural plastic molder of automotive and non-automotive components and modules.

(4)

Robert J. Knape has held various positions with Knape & Vogt Manufacturing Company since June 1991. Mr. Knape’s shares include 2,323 shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options.

(5)

Gregory Lambert has served as the Vice President of Administration and Chief Financial Officer of National Heritage Academies (manager and operator of public for charter schools) from January 1999 to the present. From 1989 to 1998, Mr. Lambert held various vice presidential positions at H.H. Cutler Company (manufacturer of clothing).

(6)

Michael J. Kregor has served as the Vice President-Global Accounts at Griffith Laboratories since 1996. Griffith Laboratories is a developer and manufacturer of food ingredients for baking, seasoning, flavoring and more.

(7)

William R. Dutmers was named CEO on May 31, 1999. He was elected to the Board of Directors on April 19, 1996, and elected Chairman of the Board on January 16, 1998. Mr. Dutmers was president of G & L, Inc., a business-consulting firm, from 1991 to 1997. Mr. Dutmer’s shares include 116,089 shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options.

(8)	Richard S. Knape’s shares include 23,190 shares of Class B Common Stock owned by members of the Richard S. Knape family as to which he disclaims beneficial ownership.

COMMITTEES OF THE BOARD OF DIRECTORS

Overview
        The Board of Directors has four standing Committees that assist it in fulfilling its responsibilities; an Audit Committee, Executive Committee, Nominating and Corporate Governance Committee and an Executive Compensation Committee.

        Each committee has the power to conduct or authorize investigations or studies of matters within the scope of its responsibilities and may, at the Company’s expense, retain independent counsel or other consultants or advisors as deemed necessary. Each committee also has the sole authority to retain or terminate its consultants and approve their fees and other retention terms.

The Audit Committee
        The Audit Committee is comprised of the following members: Gregory Lambert (chairman), John E. Fallon and Christopher Norman. The Committee met four times in the past fiscal year. It has the primary responsibility to (a) recommend the appointment of independent auditor and review and approve the services and fees in advance, (b) review the performance of the independent auditor, and if the circumstances warrant, recommend their replacement or termination, (c) evaluate the independence of the independent auditor, (d) review the performance of the Company’s internal audit function, (e) review the scope of the internal and independent audit plans and monitor progress and results, (f) review the Company’s critical accounting policies and practices, (g) review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures, (h) review the Company’s financial reporting, including the results of the annual audit and interim financial statements, as well as the type of information included in the Company’s press releases, (i) review the process by which the Company monitors, assesses and manages its exposure to risk, (j) review the Company’s compliance with its Ethical Code of Conduct, (k) performs a periodic self-evaluation, as well as other duties specified in its charter, and (l) report to the Board of Directors about these matters.

        The Board of Directors has determined that Gregory Lambert, who is a member of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as an “audit committee financial expert” and has been determined to be an independent director, pursuant to the standards set forth in the requirements under the Securities Exchange Act of 1934.

The Executive Compensation Committee
        The Executive Compensation Committee is comprised of the following members: Thomas A. Hilborn (chairman), Richard S. Knape and Gregory Lambert. The Committee met one time during the past fiscal year. It has the primary responsibility for (a) establishing the Company’s compensation philosophy, (b) establishing the compensation of the Chief Executive Officer, (c) reviewing and approving the compensation of the Company’s executive officers, (d) reviewing executive and non-executive compensation programs to assess their competitiveness and to ensure their reasonableness and alignment with the Company’s compensation philosophy, (e) making awards and taking other actions under the Company’s incentive compensation and equity-based plans, (f) performing a periodic self-review, as well as other duties specified in its charter, and (g) reporting to the Board of Directors about these matters.

The Executive Committee
        The Executive Committee is comprised of the following members: William R. Dutmers (chairman), John E. Fallon, and Richard S. Knape. The Committee met four times during the past fiscal year. It has the primary responsibility for (a) exercising the powers of the Board of Directors when necessary between regular meetings, subject to any limitations of law, rule or regulation, (b) performing other duties as assigned by the Board of Directors from time to time, and (c) reporting to the Board of Directors about these matters.

The Nominating and Corporate Governance Committee
        The Nominating Committee is comprised of the following members: Richard S. Knape (chairman), John E. Fallon and Thomas A. Hilborn. The Committee met one time during the past fiscal year. It has the primary responsibility for (a) establishing procedures for identifying and evaluating potential director nominees and recommends nominees for election to the Board of Directors, (b) reviewing the suitability for continued service of directors when their term expires or when they have a significant change in responsibilities, including a change in employment, (c) periodically reviewing the composition of the Board of Directors to ensure that it reflects an appropriate balance of knowledge, experience, skills, expertise and diversity, (d) making recommendations to the Board regarding its size, the frequency and structure of its meetings and any other aspect of the procedures of the Board of Directors, (e) making recommendation to the Board regarding the functioning and composition of Board committees, (f) developing and recommending to the Board corporate governance principles and reviewing them at least annually, (g) overseeing the periodic self-evaluation of the Board of Directors and the annual evaluation of the Chief Executive Officer, (h) determining director compensation, (i) administering the Board’s policy on conflicts of interest, (i) performing a periodic self-evaluation, as well as other duties specified in its charter, and (j) reporting to the Board of Directors on these matters.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee has three members who are all independent under the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) listing standards. The Committee performs the duties as described in Committees of the Board of Directors and operates under a written charter adopted by the Board of Directors (attached hereto as Exhibit A).

Corporate Governance

        The Board of Directors has tasked the Committee with developing written governance policies and practices. The final Committee recommendation will be presented at the October 2004 Board of Directors’ meeting.

Board Composition

        The Committee’s responsibilities also include identifying and recommending to the Board of Directors qualified candidates for election as directors. As a part of those responsibilities, the Committee conducts a periodic review of the composition of the Board and evaluates whether it continues to reflect the balance of knowledge, experience, skills, expertise and diversity necessary to provide oversight and direction to management in a manner that will builds long-term value for shareholders.

Identification of Candidates for Director

        The Committee considers candidates suggested by its members, other directors, senior management and its shareholders as necessary in anticipation of potential or expected Board vacancies. The Committee has the sole authority to retain search firms to assist in identifying candidates. No search firms or other advisors were retained in the past fiscal year. The Company allows shareholders to submit potential nominees in writing to the Nominating and Corporate Governance Committee not later than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting.

Qualifications

        Nominees for director are selected on the basis of several criteria, the most fundamental of which is integrity. Directors must display appropriate business judgment and be committed to the long-term interest of the Company’s shareholders. Directors must also be willing and able to spend the time and effort necessary to effectively fulfill their responsibilities. In determining whether to re-nominate a current member of the Board for an additional term, their effectiveness as a director is reviewed.

        After identifying a potential candidate, the Committee collects and reviews publicly available information regarding the person to assess whether they should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact them. Generally, if the person expresses a willingness to be considered, the Committee requests information from the candidate, reviews their qualifications and accomplishments and conducts one or more interviews with the candidate. Committee members may also contact references or others that have greater first-hand knowledge of the candidate’s accomplishments.

Submitted by the Nominating and Corporate Governance Committee: Richard S Knape, Chairman John E. Fallon Thomas A. Hilborn

CORPORATE GOVERANCE

        The Board of Directors is committed to monitoring the effectiveness of the policy and decision-making at the Board and management levels. Fundamental to its corporate governance philosophy is the Board’s commitment to upholding the Company’s reputation for integrity. Equally important is its commitment to remaining independent in overseeing the Company’s management and operations.

Corporate Governance Principles

        The Nominating and Corporate Governance Committee is in the process of developing written Corporate Governance Principles. The principles will outline the goals, duties and responsibilities of the Board and its Committees, as well as the Board’s expectations of directors. It is expected that these principles will be adopted at the October 2004 meeting of the Board of Directors.

Director Independence

        A majority of the members of our Board of Directors are independent, as defined by the NASDAQ listing standards.

Executive Sessions of Non-Management Directors

        The members of the Board who are also members of management are William R. Dutmers, Chief Executive Officer and Robert J. Knape, Senior Project Manager. The Board meets quarterly in executive sessions without Mr. Dutmers and Mr. Knape present. During these sessions, a designated Lead Director (currently Mr. John E. Fallon) presides.

Code of Ethical Conduct, Charters and Communications with Directors

        The Board has adopted a Code of Ethics applicable to the chief executive officer and the chief financial officer, as well as a Code of Ethical Conduct that applies to all employees and directors. Only the Board of Directors may approve waivers of either code for a director or executive officer. Each of the codes, the Committee charters and information on how shareholders or other interested individuals can contact members of the Board of Directors or non-management directors is available on the corporate governance section of www.knapeandvogt.com. Copies of the codes and charters can also be obtained by writing to: Knape & Vogt, Legal Services, 2700 Oak Industrial Drive, Grand Rapids, MI 49505.

Director Attendance at Shareholder Meetings

        The Board’s policy is that each of our directors is expected to attend the annual meeting of shareholders. All of the current directors attended the 2003 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under an adopted written charter, which is reviewed annually for adequacy by the Board of Directors (attached hereto as Exhibit B), and is composed of three outside directors, each of whom is independent within the meaning of the rules of NASDAQ.

        The Committee reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements, and the Company’s independent registered accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with the standards of the Public Company Accounting Oversight Board (United States). The discussions included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The Audit Committee also discussed with the Company’s senior management and independent auditors the process for certification by the Company’s Chief Executive Officer and Chief Financial Officer, which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

        The Committee reviewed with the Company’s independent registered accounting firm the overall scope and plans for their respective audits for 2004. The Committee also reviewed all fees paid to the independent auditors; these fees are described at the end of this report.

        The Committee reviewed Deloitte & Touche’s independence and, as part of that review, received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) relating to Deloitte & Touche’s independence from the Company. The Committee also considered whether Deloitte & Touche’s provision of non-audit services to the Company was compatible with the auditor’s independence. The Audit Committee discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and had the opportunity to ask Deloitte & Touche questions relating to such matters.

        In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 3, 2004 for filing with the Securities and Exchange Commission. The Committee will recommend to the Board that Deloitte & Touche be appointed as the independent registered accounting firm for fiscal year 2005.

Submitted by the Audit Committee:

Gregory Lambert, Chairman John E. Fallon Christopher Norman

Relationship with Independent Registered Accounting Firm

        Deloitte & Touche LLP, have examined the financial statements of the Company for the year ended July 3, 2004 as independent auditors of the Company for the 2004 fiscal year. A representative of Deloitte & Touche LLP will be at the annual meeting of shareholders and will have an opportunity to make a statement and be available to answer appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for 2004 and 2003, and fees billed for other services rendered by Deloitte & Touche LLP.

	2004	2003
Audit fees	$144,600	$128,297
Audit related fees (1)	$ 10,938	$ 6,000
Tax fees (2)	$ 88,450	$371,845
All other fees (3)	$153,478	$ -

(1)	Audit related fees consisted principally of the audit of financial statements of the Company’s 401K plan.
(2)	Tax fees consisted primarily of tax advisory and compliance services.
(3)	All other fees consist of permitted non-audit services other than those reported above, including assistance with Sarbanes Oxley Section 404 implementation.

        The Audit Committee has determined that providing the services reflected in the above table is compatible with the maintenance of Deloitte & Touche’s independence.

        In addition, the Audit Committee has adopted a policy under which the Committee approves in advance recurring audit, audit-related and tax services rendered by Deloitte & Touche, subject to specific fee limits. If circumstances require hiring the independent auditors for services not previously pre-approved or that would exceed the fee limits previously set, the Audit Committee must pre-approve the new services and/or fee limits. The Chairman of the Committee may approve specified services between regularly scheduled meetings of the Committee, subject to review by the full Committee at its next scheduled meeting. The fiscal 2004 services and fees reflected in the above table were pre-approved by the Committee.

DIRECTORS’ COMPENSATION AND CERTAIN TRANSACTIONS

        Directors, who are not employees of the Company, are compensated at the rate of $3,000 for each Board meeting attended and $1,500 for each Committee meeting attended at times other than immediately preceding or subsequent to a Board meeting. The Chairman of the Audit Committee is compensated at the rate of $3,000 for each Committee meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

        All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees of which they were eligible to attend.

EXECUTIVE COMPENSATION COMMITTEE REPORT

        The Company’s Executive Compensation Committee (the “Committee”) comprised of three non-employee directors of the Company, is responsible for considering and approving compensation arrangements for senior management of the Company, including the Company’s executive officers. The goals of the Committee in establishing annual compensation for senior management are as follows: (i) to attract and retain key executives who will assure real growth of the Company and its operating subsidiaries; and (ii) to provide strong financial incentives, at a reasonable cost to the Company’s shareholders, for senior management to enhance long-term value of the shareholders’ investment in the Company.

        Executive compensation consists of the following components:

o	Base salary compensation;

o	Short-term incentive compensation (the Economic Value Added Incentive Plan); and

o	Long-term incentive compensation (the 1997 Stock Incentive Plan).

        The Committee also reviews management benefit plans and makes recommendations regarding such plans to the Board of Directors.

Base Salary

        The Company is committed to providing a competitive base pay to help attract and retain the best people in the industry. To ensure that base salaries are competitive, local and national association annual reports, as well as special individual position data and total compensation reports by management consultants, are utilized annually. The goal is to ensure that the base salaries of the Company’s executives compare favorably with executives with similar responsibilities in like companies in comparable industries.

        Formal job descriptions outlining the duties, primary functions and basic and peripheral responsibilities of each executive position are utilized in placing each in the appropriate salary ranges, and the individuals’ relative responsibilities and annual performance are used to adjust specific base salary.

        Senior executives’ salary recommendations include a review and discussion of the executives’ individual performance, and the relationship to the Company’s performance for the last fiscal year. These include meeting strategic and business plan goals, operating profit, performance relative to competitors, and timely new product introductions. Individual performance is evaluated according to organizational and management development and the fostering of teamwork and Company values.

The Economic Value Added Incentive Plan

        The Economic Value Added (EVA) Plan is an incentive compensation program, first effective at the beginning of the 1998 fiscal year, which provides bonuses for all employees of the Company and its subsidiaries if their performance adds value for Company shareholders. EVA is the after-tax operating profit that remains after subtracting the cost of capital employed to generate that profit. EVA was implemented to improve the Company’s performance under this financial measure. The EVA program replaced the Company’s short-term incentive bonus program, which was based on sales growth and return on equity.

        Under the EVA Plan, bonuses are awarded to each Plan participant based on the improvement in EVA for the Company’s consolidated results. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly based on the average of the prior fiscal year’s target and actual EVA plus the expected improvement in EVA for the current fiscal year. If the improvement in EVA is in excess of the targeted improvement, the bonus calculation will produce an amount in excess of the participant’s target bonus. If the improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual’s target bonus. Bonuses payable under the EVA Plan are not subject to any maximum, and for those employees who receive annual payments, negative bonus banks may be accrued. In fiscal 2004, the EVA earned by the Company resulted in a bonus amount equal to 26.1% of the target. For those individuals with negative bonus banks from prior fiscal years, the bonus earned was offset by 50% to pay back the negative balance in their bank.

        For fiscal 2004, participants were divided into classifications, which had target bonus levels ranging from 5% to 65% of base salary. It is intended that the assignment of a particular classification correlates with a position’s relative effect on the Company’s EVA performance.

        In order to encourage a long-term commitment by executive officers and other key employees to the Company and its shareholders, the EVA Plan requires that two-thirds of any bonus earned in a given year in excess of the target bonus be deferred in a “bonus bank” for possible future pay-out by the Company. Thirty-three percent of a positive bonus bank balance is paid out each year. Consequently, the total bonus payable in any given period consists of the individual’s target bonus, plus (or minus) the participant’s fixed share of EVA improvement and plus (or minus) a portion of the bonus bank balance. A bonus bank account is considered “at risk” in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of thirty-three percent of the positive bonus earned up to the target bonus and thirty-three percent of any positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus bank. In the event that an executive voluntarily terminates employment with the Company, any positive bonus bank balance is subject to forfeiture.

The 1997 Stock Incentive Plan

        The purpose of the Stock Incentive Plan is to promote the long-term success of the Company for the benefit of its shareholders, through stock-based compensation, by aligning the personal interests of the Company’s key employees with those of its shareholders. The Stock Incentive Plan is also designed to allow key employees of the Company and its subsidiaries to participate in the Company’s future, as well as to enable the Company to attract, retain, and reward such employees.

        Certain employees who participate in the Company’s Economic Value Added (EVA) Plan are eligible to receive Options under the Stock Incentive Plan. The number of Options that may be granted to an employee is determined by a formula contained in the Stock Incentive Plan. The formula is designed to simulate a purchase of an Option by the employee at a price equal to 5% of the current stock price of the shares covered by the Option. The employee first elects, prior to the beginning of the fiscal year, to waive and designate a portion of that employee’s EVA target bonus for use in determining Option grants (the “EVA Bonus Option Amount”). The Option granted may be either an Incentive Stock Option or a Nonqualified Stock Option. At the end of the fiscal year, if all or part of the employee’s EVA target bonus is earned, the number of shares of Common Stock subject to any Option granted to the employee will be determined by dividing that employee’s EVA Bonus Option Amount by 5% of the fair market value of a share of Common Stock on the date of grant. The EVA Bonus Option Amount is not paid in consideration for the Option; it is merely a figure utilized in the formula to determine the number of shares covered by an Option grant under the Stock Incentive Plan.

        The exercise price included in both Incentive Stock Options and Nonqualified Stock Options is a single fixed exercise price which must equal at least 100% of the fair market value of the stock at the date of grant, increased by a fixed percentage increase compounded annually over the term of the Option (the “Fixed Percentage Increase”) determined in the manner described below. Fair market value, as to Incentive Stock Options, is the closing sale price per share of the Common Stock on the relevant valuation date on the NASDAQ. Fair market value, as to Nonqualified Stock Options, is the average NASDAQ closing sale price per share of the Common Stock during the calendar month immediately preceding the relevant valuation date. The Fixed Percentage Increase is a percentage equal to the yield on five-year U.S. Treasury securities plus 2%, less the projected dividend yield on the Company’s Common Stock as determined by the Committee and the Board of Directors.

        The term of each Option is five years after the date the Option is granted. Subject to certain exceptions provided in the Stock Incentive Plan, all Options granted under the Stock Incentive Plan vest and become exercisable three years after the date the Option was granted. The Stock Incentive Plan provides that all Awards will be fully vested and exercisable upon a “Change in Control” of the Company, as defined in the Stock Incentive Plan.

        The following example illustrates the calculation of the Option grant under the Stock Incentive Plan. Assume (a) an executive of the Company has designated an EVA Bonus Option Amount of $40,000 which is subsequently earned, (b) the fair market value of Company stock on the date of grant is $15.00 per share, (c) the yield on 5-year U.S. Treasury securities is 5.5%, and (d) the projected, annual dividend yield is 3.0%.

Example:	Number of Option Shares

5% of $15.00 (the fair market value) is $0.75. Number of shares covered by Option = 53,333 ($40,000 /$0.75)

Exercise Price

The Fixed Percentage Increase would equal 4.5% (5.5% + 2% — 3.0%).

Based upon the five-year term of the Option, the exercise price would equal $18.69 per share ($15.00 x 104.5%, compounded over five years).

Thus, the fair market value of the Company’s common stock must exceed $18.69 per share between 3 and 5 years from the date of the Option grant to give the Option value to the Senior Executive, based on this example.

        In general, options to purchase up to a maximum of 220,000 shares may be granted each year. A maximum of 660,000 shares may be issued pursuant to awards made under the 1997 Stock Incentive Plan.

Chief Executive Officer Compensation

        The factors that were used to determine the annual base salary and incentive compensation of Mr. William R. Dutmers, the Company’s Chief Executive Officer, are the same as those described above for all executive officers.

        Consistent with the Company’s existing policies and practices, the Executive Compensation Committee reviewed available compensation data from the Company’s peers and evaluated Mr. Dutmers’ contributions to the Company as well as his experience and expertise. The Executive Compensation Committee also took into consideration the performance of the Company, including strategic and business plan goals, operating profit, performance relative to competitors and timely new product introduction.

        In fiscal 2004, Mr. Dutmers received a base salary of $303,000. Mr. Dutmers’ EVA target bonus level for fiscal 2004 was 65% of base salary. As a result of the Company earning 26.1% of the EVA target, Mr. Dutmers received a EVA bonus allocation of $52,375, which was reduced by 50% and applied against his negative bonus bank from previous fiscal years. He has a remaining negative bonus bank of $353,348 being carried forward to the next fiscal year. No leveraged stock options were awarded under the Stock Incentive Plan.

Other Compensation Issues

        In addition to the foregoing components of executive compensation, the Compensation Committee reviews, on an on-going basis, other components of compensation, such as benefits and perquisites. In all cases, the objective of the Compensation Committee is to assist senior management in attracting, motivating and retaining qualified executive personnel.

Submitted by the Executive Compensation Committee: Thomas A. Hilborn, Chairman Richard S. Knape Gregory Lambert

SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the three fiscal years ended July 3, 2004, June 28, 2003, and June 29, 2002, the compensation received by the Company’s CEO and the only other executive officers of the Company whose salary and bonus was $100,000 or more in fiscal 2004.

		Annual Compensation		Long-Term Compensation Awards
Name & Principal Position	Year	Salary(1)	Bonus(2)	Restricted Stock Awards	Securities Underlying Options	All Other Compensation(4)
William R. Dutmers	2004	$303,000	$26,188	714	-0-	$18,568
Chairman and	2003	283,250	-0-	813	-0-	15,868
Chief Executive Officer	2002	283,250	-0-	783	-0-	15,300

Leslie J. Cummings	2004	$135,000	$ 8,972	-0-	-0-	$12,366
Vice President of Finance and	2003	120,193	-0-	-0-	-0-	10,817
Treasurer	2002	100,000	-0-	-0-	-0-	9,000

Scott Royal-Ferris (5)	2004	$140,000	$ 9,293	-0-	-0-	$12,808
Vice President of Home and	2003	120,000	20,000	-0-	-0-	9,969
Commercial Products	2002	113,077	-0-	-0-	-0-	-0-

Raymond N. Watson (5)	2004	$160,000	$10,636	-0-	-0-	$14,660
President of Operations	2003	150,000	-0-	-0-	-0-	66,506
	2002	37,500	-0-	-0-	-0-	-0-
(1)	Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2)

Represents amounts earned under the Company’s EVA Plan during the fiscal year, but excludes amounts foregone at the election of the named executives and used in determining option awards under the 1997 Stock Incentive Plan. In fiscal 2004, the EVA Plan resulted in a bonus equal to 26.1% of the target. The amount paid was reduced by 50% and applied to the negative bonus banks carried forward from prior years. The bonus amounts earned were as follows: Mr. Dutmers — $26,188; Ms. Cummings — $8,972; Mr. Royal-Ferris — $9,293; and Mr. Watson — $10,636. The negative bonus bank amounts carried forward were as follow: Mr. Dutmers — $353,348; Ms. Cummings — $111,237; Mr. Royal-Ferris — $84,464; and Mr. Watson — $91,964.

(3)

Represents shares awarded as part of the Profit Sharing Catch-up Award Plan. The Plan awards restricted shares equal to the amount by which the Profit Sharing contribution would have exceeded the ERISA limits.

(4)

The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company’s profit sharing plan for fiscal 2004, in which substantially all salaried employees of the Company participate, in the following amounts: Mr. Dutmers — $18,000; Ms. Cummings — $12,366; Mr. Royal-Ferris — $12,808: and Mr. Watson — $14,660; (b) payments by the Company in fiscal 2004 of premiums for term-life insurance for the benefit of Mr. Dutmers-$568. (c) payment by the Company of moving expenses for Mr. Watson of $63,131 in fiscal 2003.

(5)	Mr. Royal-Ferris joined the Company in July 2001 and Mr. Watson joined the Company in March 2002.
(6)	The payment of the $20,000 bonus represented a one-time commitment in lieu of a sales based commission.

OPTION GRANTS IN LAST FISCAL YEAR

        During the fiscal year ended July 3, 2004, the Company granted no options.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2004
AND YEAR-END OPTION VALUES

        The following table provides information on the number and value of unexercised options held by the named executive officers at July 3, 2004.

			Number of Shares Subject to Unexercised Options at July 3, 2004		Value of Unexercised in the Money Options at July 3, 2004 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William R. Dutmers	-	-	116,089	27,500	-	-
Leslie J. Cummings	-	-	2,939	-	-	-
Scott Royal-Ferris	-	-	-	-	-	-
Raymond N. Watson	-	-	-	-	-	-

(1)     Values are based on the difference between the closing price of the Company’s Common Stock on July 3, 2004, ($12.98) and the exercise prices of the options.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows the cumulative total shareholder return on an investment in the Company’s Common Stock compared to the cumulative total return of the NASDAQ market for U.S. companies and a peer group of NASDAQ traded companies with the same Standard Industrial Classification (SIC) code as that of the Company’s. The comparison assumes a $100 dollar investment on June 30, 1999, and the reinvestment of dividends.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Knape & Vogt Manufacturing Company

Produced on 08/13/2004 including data to 07/02/2004

$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
198.0
105.2
73.4
07/02/1999
06/30/2000
06/29/2001
06/28/2002
06/27/2003
07/02/2004

Legend

Symbol	CRSP Total Returns Index for:	07/1999	06/2000	06/2001	06/2002	06/2003	07/2004
——— ■	Knape & Vogt Manufacturing Company	100.0	99.2	86.4	89.6	80.4	105.2
— — — ★	Nasdaq Stock Market (US Companies)	100.0	144.8	78.6	53.6	59.5	73.4
- - - - ▲	NASDAQ Stocks (SIC 3400-3499 US Companies) Fabricated metal products, except machinery & transp equipmt	100.0	82.7	86.4	99.4	94.6	198.0

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 07/02/1999.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

12791/61034000 ©Copyright 2004

SHAREHOLDER PROPOSALS—2005 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at the next Annual Meeting of the Company must be received by the Company at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, not later than April 30, 2005, if the shareholder wishes the proposal to be included in the Company’s proxy materials for that meeting.

AVAILABILITY OF 10-K ANNUAL REPORT

        The annual report on Form 10-K, filed with the Securities and Exchange Commission, will be provided free to shareholders upon written request. Write Legal Services, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of written communications and copies of such forms received by the Company, the Company believes that all required forms have been filed accurately and timely with the Securities and Exchange Commission, except for the disposition of 10,000 shares by Mr. Thomas A. Hilborn over a period of time from April 27, 2004 to June 4, 2004 that was reported on the Form 4 filed on July 23, 2004.

MISCELLANEOUS

        Management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company, and by Morrow & Co., which the Company has retained to assist in the solicitation. The Company will pay Morrow & Co. $4,000 for its services. The above Notice and Proxy Statement are sent by order of the Board of Directors.

August 30, 2004

William R. Dutmers Chairman and Chief Executive Officer

EXHIBIT A

Knape & Vogt Manufacturing Company
Nominating and Corporate Governance Committee Charter
As Adopted on April 23, 2004

I.	Purpose

The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors by (1) recommending qualifications and standards to serve as a director of the Company, (2) identifying and recommending individuals qualified to become directors of the Company, and (3) developing, recommending and reviewing corporate governance standards and policies for the Company.

II.	Membership

A.

Independence—The Committee shall be comprised of three or more members, each of whom must qualify as independent directors (“Independent Directors”) under NASDAQ’s listing requirements, and any additional standards that the Committee may establish.

B.

Appointment—The members shall be nominated by the Committee and appointed annually to one-year terms by the Board. The Committee shall recommend, and the Board shall designate, one member of the Committee as Chair.

C.	Removal—Members may be removed by the Board upon the recommendation of the Committee.

III.	Meetings and Procedures

Committee meetings shall be subject to the following procedures and any rules and procedures stated in the Company’s Bylaws or otherwise established by the Board and consistent with the Company’s Bylaws:

A.	The Committee shall meet at least once annually and more frequently if necessary, as determined by the Committee members.

B.	Following each Committee meeting, the Committee shall deliver a verbal or written report on the meeting to the Board of Directors, including any actions taken by the Committee.

C.	The Committee shall keep written minutes of its meetings, which shall be maintained with the Company’s books and records.

IV.	Responsibilities and Duties

The Committee shall have the following duties and responsibilities:

A.	Board Composition—Standards and Needs

1.	Review the composition and size of the Board in order to ensure the Board has the proper expertise and independence.

2.	Determine the criteria for selection of the Chairman, Board members and Board committee members.

3.	Develop and recommend Board policies on term limits and/or service requirements for Board members.

4.

Plan for continuity on the Board as existing Board members retire or rotate off the Board. Upon recommendation of the Committee, the Board may elect a director during the course of the year to serve until the next annual meeting of the shareholders.

5.	Establish criteria for qualification as an Independent Director, consistent with laws and listing standards.

6.

The Committee may retain any search firm or consultant to assist it in identifying any director candidates. The Committee has the sole authority to retain and terminate any search firm or consultant and determine their fees and retention terms.

B.	Board Composition—Nominations

1.

Maintain an active file of suitable candidates for consideration as nominees to the Board, consistent with the standards and policies adopted under Section IV(A) above. In compiling the file, the Committee shall consider, where appropriate, the candidate’s qualification as an Independent Director.

2.	Conduct director evaluations upon re-nomination for election at least every three years.

3.	Review any Board candidates recommended by shareholders and compliance with all director nomination procedures for shareholders.

4.

Recommend to the Board the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board to fill vacancies. Recommendations should include a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

C.	Evaluation of the Board and Management Succession

1.	Sponsor and oversee performance evaluations for the Board as a whole, which shall be done at least once every two years.

2.	Develop, recommend and review, to the extent deemed necessary and appropriate, the Company’s orientation program for new directors.

3.	Annually review succession plans for the Chairman of the Board of Directors, CEO and other key management positions.

D.	Recommendations on Committee Memberships

1.

With the Chairman, periodically review committee charters, the composition of each Board committee and make recommendations to the Board for (a) the creation of additional Board committees, (b) dissolution of Board committees, (c) the removal of any committee member, (d) changes in mandate of a committee, and (e) the nomination of directors to be members of Board committees.

2.

Ensure that each Board committee is comprised of members suitable for the tasks of the committee and that each committee conducts the required number of meetings and makes sufficient reports to the Board on its activities and findings.

E.	Corporate Governance Matters

1.	Recommend to the Board policies to enhance the Board’s effectiveness, including the frequency and structure of Board meetings.

2.

Develop and review periodically, at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and comply with applicable laws, regulations, listing standards and to recommend any changes to the Board.

3.	Develop and recommend to the Board for adoption a Code of Ethics for directors, officers and employees.

4.	Review periodically the Articles of Incorporation and Bylaws of the Company and recommend to the Board changes thereto in respect of good corporate governance and fostering shareholder rights.

5.	Review the procedures and communication plans for shareholder meetings to ensure that the rights of shareholders are protected.

6.	Consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

F.	Conflicts and Other Directorships

1.	Review other directorships and relationships of Board members that may create conflicts of interest.

2.

Examine and, if appropriate, clear actual and potential conflicts of interest a Board member may have, and issue to a Board member having an actual or potential conflict of interest, instructions on how to conduct himself/herself in matters before the Board which may pertain to that conflict.

EXHIBIT B

Knape & Vogt Manufacturing Company
Audit Committee Charter
As Amended on August 12, 2004

ESTABLISHMENT

        The Audit Committee of the Board of Directors of the Company was established by the action of the Board pursuant to the Bylaws of the Company. The action of the Board set forth the basic responsibilities and procedures for the Audit Committee. This Charter is intended to supplement the Board action and to specify in more detail the membership and responsibilities of the Committee, as outlined below:

PRIMARY PURPOSE

        To provide the Board of Directors with a more direct means of contact with the independent auditors and the financial management of this corporation in order to assist the Board in the discharge of its fiduciary obligations to the shareholders. This will provide an independent review of the annual report by having the Audit Committee make a report to the Board of its findings and recommendations.

MEMBERSHIP

        The Audit Committee shall consist of not fewer than three nor more than five members of the Board of Directors, each of whom shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with their independent judgment as a member of the Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. The board shall determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC

RESPONSIBILITIES

        The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls as well as the financial aspects of the Company’s funded benefit plans. Through its activities, the Committee will facilitate open communication among directors, the Company’s independent accountants, its internal audit function, and corporate management. The Audit Committee has the authority to engage independent counsel and other advisors, as it deems appropriate.

The Audit Committee will:

1.

Assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company’s outside accountants and the adequacy of disclosure to shareholders and the public.

2.

Review the performance of the independent auditors, including the lead partner, and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant.

3.

Hold no less than four regularly scheduled meetings each year, normally in January, April, August, and October and other meetings from time to time as may be called pursuant to the Company’s Bylaws. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

4.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

5.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

6.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement

7.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

          SCOPE OF INDEPENDENT ACCOUNTANT OVERSIGHT

1.	Nominate and recommend to the Board the independent auditors for approval considering the following guidelines:
a.	Opinions on the performance of the independent public accountants by appropriate management personnel.
b.	The proposed audit fee and explanations of fee changes.
c.	The professional competency of the firm through inquiry about its latest peer review and any significant litigation problems or disciplinary actions by the SEC or others.
2.	Review the scope of the proposed audit to be performed and how effective the scope relates to this Company’s special problem areas.
3.	Review the performance of the independent auditors, including the lead partner, and recommend to the Board replacement or termination of the independent auditors, if circumstances warrant.
4.	Review the results of the audit with the independent auditors, as well as discuss the financial statements.
5.

Review the adequacy of the internal financial and operational controls of the Company with both the staff performing internal auditing and the independent auditors, and keep the Board informed of its findings.

6.	Review the Annual Report in detail with the outside auditors.
7.

Review the extent of any services outside the audit area performed for the Company by its independent accountants. Review and pre-approve both audit and non-audit services to be provided by the independent accountant (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such pre-approval reported to the audit committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 [Sarbanes-Oxley Act Section 202 and NASDAQ Corporate Governance Proposals]

8.	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent accountants.
9.	Review the work of the Company’s outsourced internal audit function with the Internal Auditor including management’s responses and recommendations made and plans for future audit coverage.
10.	Review whether management has sought a second opinion regarding any significant accounting issues, and, if so, obtain rationale for the particular accounting treatment chosen.
11.	Review compliance by officers and employees with the Company’s policies on business ethics and public responsibility.
12.	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.
13.	Meet privately from time to time with representatives of the independent accountants, the Internal Auditor and management.

          GENERAL GUIDELINES

1.

Meetings: The Committee will meet on a regular basis, as noted above, and special meetings should be called, as circumstances require. The Committee will meet privately with the chief internal auditor and the independent public accountants. Written minutes will be kept for all such meetings.

2.	Reporting to the Board: The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis.

3.	Audit Plans: The Committee will review with the chief internal auditor and the independent public accountants their annual plans, including degree of coordination of the respective plans.
4.

Internal Controls: The Committee will discuss with the internal audit staff and independent public accountants the adequacy of the Company’s internal controls. The Committee will receive, on a regular basis, copies of the internal audit reports with management’s responses. It will also request a letter from the independent public accountants concerning any significant weaknesses or breaches of internal control discovered during the course of their audit.

5.

Accounting Issues and Contingencies: The Committee will inquire of both management and the independent public accountants about significant accounting issues (i.e., accounting standards or rules proposed by FASB or the SEC); the Committee will also inquire about significant contingencies and accounts requiring estimates subject to judgments by management.

          PRE-AUDIT AND POST-AUDIT REVIEW GUIDELINES

1.

The Committee will receive and review a draft of the financial section of the annual report to the shareholders, complete with footnotes, and Management’s Discussion and Analysis (MD&A) section which should be consistent with other sections in the annual report.

2.

The Committee will review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof) and review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302, 906 and 404) and relevant reports rendered by the independent auditors (or summaries thereof).

3.	The Committee will request an explanation from management and the independent public accountants about the effect of significant changes in accounting practices or policies.
4.

The Committee will inquire of management and the independent public accountants if there were any significant financial reporting issues discussed during the current audit and, if so, how they were resolved.

5.

The Committee will review, with management and the independent public accountants, proposed accounting standards or rules proposed by FASB or the SEC that will have a significant effect on the Company’s financial statements.

6.

The Committee will determine open years on federal tax returns and whether there are any significant items in dispute with the IRS, which might result or have resulted in litigation; and inquire as to the status of related tax reserves and interest accruals.

7.	The Committee will meet privately with the independent public accountants to determine the quality of the financial and accounting personnel and internal audit staff.
8.	The Committee will request a letter from the independent public accountants concerning any significant weaknesses or breaches in internal control discovered during their audit.
9.

The Committee will discuss with management and the independent public accountants the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims; and how such matters affect the Company’s financial statements.

10.	The Committee will discuss with the independent accountants the schedule of unadjusted differences accumulated during the latest audit of the financial statements.